EXHBIT 10.7

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

This Amendment No. 1 to Consulting Agreement (the “Amendment”) is made as of the 3rd day of February 2015 and amends the Consulting Agreement (the “Consulting Agreement”) made as of March 10, 2014, between Eventure Interactive, Inc. and Harrison Group, Inc. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Consulting Agreement.

WHEREAS, the Company and the Consultant wish to extend the term of the Consulting Agreement for an additional period of two years and provide for the issuance of additional stock compensation to consultant in consideration of the extension.

NOW THEREFORE, the parties agree as follows:

1.	Section 3 of the Consulting Agreement is hereby amended to read as follows:

“3. Effective Date and Term; Termination

This Agreement shall be effective on March 10, 2014 and terminate on August 31, 2017 subject to extension upon mutual written agreement of both parties. Notwithstanding the foregoing, the Company may terminate this Agreement at any time upon thirty days prior written notice to Consultant. Upon any such termination, the Company’s obligations to make the monthly payments required by Section 4(a) of this Agreement shall cease. Notwithstanding any termination of this Agreement, the provisions of Sections 2, 7, 9, 10, 11 and 12(j) shall survive and continue.”

2.	Section 4(a) of the Consulting Agreement is hereby removed and Section 4(b) of the Consulting Agreement is hereby amended to read as follows:

“(b) The Company shall issue to the Consultant, as soon as practicable following execution of this Agreement, for Services to be performed in accordance herewith, 100,000 restricted shares of the Company’s common stock (the "Shares") and shall issue to the Consultant effective February 3, 2015 1,500,000 additional Shares. The certificates representing the Shares shall bear appropriate and customary legends restricting their transfer absent registration under the securities laws or available exemption therefrom. The Consultant makes the representations and warranties to the Company set forth in Exhibit B hereto (which are incorporated by reference herein), as of the date hereof and as of the date of each delivery to the Consultant of the Shares.”

3.	The Amendment is hereby made a part of and incorporated into the Consulting Agreement, with all of the terms and conditions of the Consulting Agreement remaining in full force and effect.

4.	This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

EVENTURE INTERACTIVE, INC

By:	/s/ Gannon K. Giguiere
Name:	Gannon K. Giguiere
Title:	Chief Executive Officer

CONSULTANT:

HARRISON GROUP, INC

By:	/s/ Nelson G. Griffin
Name:	Nelson G. Griffin
Title:	Chief Executive Officer